Contact: Troy Cook
                                       Vice President Finance and
                                          Chief Financial Officer
                                          NPC International, Inc.
                                         (913) 327-5555, ext. 109
FOR IMMEDIATE RELEASE

                NPC INTERNATIONAL, INC. ANNOUNCES
             CLOSING OF 99 PIZZA HUT UNIT ACQUISITION

     PITTSBURG, Kansas, (February 4, 1999) - NPC International, Inc. (NASDAQ:NPCI) today announced that it had completed the purchase from Pizza Hut, Inc. of 99 units located in and around Pensacola, FL (14); Panama City, FL (16); Mobile, AL (26); Augusta, GA (22); and Savannah, GA (21) which was announced
January 7, 1999. The acquisition was funded through the Company's 200 million revolving credit facility.

      NPC  International, Inc. is the world's largest  Pizza  Hut
franchisee   and   operates  743  Pizza   Hut   restaurants   and
delivery/carryout units in twenty-six states.

      For  more  information contact Troy D. Cook, Vice President
Finance  and  Chief  Financial Officer, NPC International,  Inc.,
14400   College  Boulevard,  Suite  201,  Lenexa,  Kansas   66215
Telephone Number:  (913) 327-5555, ext. 109.

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